UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2011

Shiner International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01	Regulation FD Disclosure.

On April 20, 2011, at 8:45 a.m., Eastern Time, Qingtao Xing, the Chief Executive Officer of Shiner International, Inc. (“Shiner”) will hold a virtual conference presentation for investors. A copy of the presentation is furnished as Exhibit 99.1 hereto.  A webcast of the presentation will be available at:  http://www.redchip.com.  The webcast will be available for replay for at least 30 days at this website.

Exhibit 99.1 furnished with this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Shiner under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On August 2, 2010, Hainan Shiner Industrial Co., Ltd. (“Hainan Shiner”), a wholly owned subsidiary of Shiner, entered into a loan agreement establishing a credit facility with the Hainan Branch of the Bank of China, described in its Current Report on Form 8-K filed on August 6, 2010 and incorporated herein by reference.  The credit facility is comprised of seven-year 70 million Chinese Yuan Renminbi (“RMB”), or approximately $10.3 million in U.S. Dollars (based upon an exchange rate of 6.768 RMB =1 U.S. Dollar), secured revolving credit facility.  On March 23, 2011 Hainan Shiner made a withdrawals on the credit facility of approximately $408,000.

Hainan Shiner must begin making repayments under this facility beginning during the third year following a withdrawal.  Hainan Shiner will use the loan proceeds to improve the technology of its Biaxially Oriented Polypropylene (BOPP) film and to purchase certain equipment necessary for this project extension.  Proceeds under the facility not used for these purposes may be subject to a misappropriation penalty interest rate of 100% of the current interest rate on the loan.

The initial interest rate on each withdrawal from the facility will be equal to the above 5-year benchmark lending rate announced by the People’s Bank of China on the date of such withdrawal, and is subject to adjustment every 12 months based upon the this benchmark.  Additional interest will be paid on an overdue loan under this credit facility equal to 50% of the current interest rate on the loan.

Hainan Shiner, the Registrant and certain of its affiliates were required to provide guarantees under this facility and provide certain land, buildings, and property as collateral.  This loan agreement requires Hainan Shiner to make certain customary representations and warranties.

The credit facility includes financial covenants that prohibit Hainan Shiner from making distributions to shareholders if (a) its after-tax net income for the fiscal year is zero or negative, (b) its after-tax net income is insufficient to make up its accumulated loss for the last several fiscal years, (c) its income before tax is not utilized in paying off the capital, interest and expense of the lender, or (d) the income before tax is insufficient to pay the capital, interest and expense of the lender.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 -	Investor Presentation, dated April 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 2011

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer